SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                            SHARES PURCHASED        AVERAGE
                                DATE            SOLD(-)             PRICE(2)

          CONVERTIBLE NOTES- TLXNS LUX 7.5% CV

                GAMCO INVESTORS, INC.
                                 2/23/04              100           100.0000
                GABELLI FUNDS, LLC.
                     GABELLI DIVIDEND & INCOME TR
                                 2/11/04              150           100.2500
                                 2/11/04              150           100.2500
                                 2/11/04              150-          100.2500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.